Exhibit 10.20

Cooperation Agreement

Party A:	Be Health Company Limited
Unit 8, 22/F, CEO Tower, 77 Wing Hong Street, Cheung Sha Wan, Kowloon

Party B:	Grand Century Holding Company Limited
Unit 15-16, 22/F, CEO Tower, 77 Wing Hong Street, Cheung Sha Wan, Kowloon

Adress of the Premise: Unit 806-7, 8/F, Kwong Wah Plaza, 11 Tai Tong Road, Yuen Long (“BKW08”)

Both Party A and Party B signed the detailed terms and conditions of the Cooperation Agreement (“Agreement”) in relation to BKW08 for ascertaining the rights and responsibilities of both Parties.

The tenancy of BKW08 in the first place signed by Party A and Henderson Sunlight Property Management Limited (“Henderson Sunlight”) was effective from 30 May 2023 and expiring on 29 May 2026 (“Tenancy”).

Whereas Party A’s business development at BKW08 was not satisfactory following the commencement of the Tenancy, Party A offered Party B to operate business at such premise. As the Tenancy has not expired, Henderson Sunlight did not agree to the early termination of the Tenancy. Following the discussions between Party A and Henderson Sunlight, Henderson Sunlight verbally agrees to the further execution of the Tenancy provided that none of the other terms and conditions of the Tenancy is violated.

Through negotiation, both Party A and Party B agreed to sign this Agreement on 29 July 2024.

I.	Upon the confirmation of the Agreement signed by both Parties hereunder by Party A and Party B, the said premise shall be rented out on short-term and monthly basis with effective from 3 August 2024. Party A can at any time reclaim the premise for use and this Agreement can be terminated at any time with no less than 14 days of prior notice being served to the other party;

II.	Both Party A and Party B agree that upon the expiration of the Tenancy signed by Party A and Henderson Sunlight, Party B may directly enter into a new tenancy with Henderson Sunlight;

III.	Party B agrees to pay Party A the following as per the Tenancy entered into between Party A and Henderson Sunlight or as per the invoices: (1) Monthly rent of HKD42,042; (2) Monthly government rent and rates of HKD2,103 provisionally collected and (3) Monthly management fee of HKD3,764. In the event that the month is not a full calendar month, the payment shall be made to Party A on pro-rata basis on the basis of the number of days Party B uses the premise;

IV.	Party B guarantees to pay the rent and expenses on time. Party B agrees that in the event that it fails to make the payment on time, Party A is entitled to collect the overdue interest and charges from Party B with the ultimate amount being the amount Henderson Sunlight charges Party A;

V.	Party A shall directly negotiate with the owner of the premise on the issues of the Tenancy and handle the issues such as deposit and restoration charges as stated in the fifth point of the Tenancy without any engagement of Party B;

1/2

Cooperation Agreement

VI.	During the time Party B takes up the premise, Party B shall be responsible for all the expenses incurred such as water charges, electricity bills and maintenance fee;

VII.	Party B shall handle and be responsible for all the issues and matters related to daily operation on its own initiative and Party A shall not be accountable for any responsibilities;

VIII.	Following negotiation and with the consent of both Party A and Party B, the terms and conditions and the content of this Agreement can be adjusted for taking into account of the business situation and consideration.

This Supplementary Agreement is agreed and signed by both Parties on 29 July 2004.

Party A: Be Health Company Limited

Signature:

[Signature]

Party B: Grand Century Holding Company Limited

Signature:

[Signature]

2/2